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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in Amendment No. 2 to this Registration Statement No. 333-124718 on Form S-1 of our report dated May 6, 2005 (except for the last paragraph of Note 1 as to which the date is                        ) relating to the consolidated financial statements of Genco Shipping & Trading Limited as of December 31, 2004 and for the period September 27, 2004 (date of inception) through December 31, 2004 appearing in this Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, New York
July 5, 2005

        The above consent is in the form which will be signed by Deloitte & Touche LLP upon consumation of the stock split in the form of a stock dividend, which is described in Note 1 to the consolidated financial statements and assuming no other events have occurred that would affect the accompanying Consolidated Financial Statements and notes thereto.

New York, New York
July     , 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM